UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2009

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As previously disclosed in MMC Energy, Inc.’s (“MMC”) current report on Form 8-K filed on May 28, 2009 (the “Prior 8-K”), on May 21, 2009 MMC executed two Transition Asset Management Agreements (the “Asset Management Agreements”) pursuant to which MMC granted to certain affiliates of Wellhead Electric Company, Inc. (“Wellhead”) the right to (i) manage the operation of MMC’s Chula Vista and Escondido facilities (the “Projects”) (the “Transition Services”) and (ii) access the Projects to undertake, as Wellhead may elect, the maintenance, improvement or upgrade of the equipment associated with the Projects.

On July 1, 2009 Wellhead delivered to MMC notice of the commencement of the Transition Services and the “Buyer EBITDA Notice” for the Escondido Project, effective as of July 6, 2009 (the “Effective Date”). Pursuant to the Escondido Asset Management Agreement, as of the Effective Date Wellhead has the right and obligation to undertake all day-to-day operation and management decisions relating to the Escondido Project and its related assets, except for certain specified actions such as any action that would constitute a change in control under the Federal Power Act or which effect MMC’s market based rate tariff.

Pursuant to the Escondido Asset Management Agreement, if the sale of substantially all of MMC’s operating assets, as contemplated by the asset purchase agreement dated May 21, 2009 (the “Purchase Agreement”) by and among MMC, Wellhead Electric Equipment, LLC, California Holdings McCall, LLC and Escondido II, LLC (the “Asset Sale”) closes, the purchase price payable by Wellhead in the Asset Sale will be adjusted downward in an amount equal to any positive EBITDA (as defined in the Escondido Asset Management Agreement) generated by the Escondido Project on or after the Effective Date through the closing of the Asset Sale or adjusted upward in an amount equal to any negative EBITDA during the same period.  As noted, the EBITDA may be a positive or negative amount, but the aggregate upward purchase price adjustment (i.e. for any negative EBITDA) may not be greater than $500,000 in connection with the Escondido Project.

In the event the Asset Sale does not close, Wellhead may be entitled to receive from MMC an amount equal to the positive EBITDA generated by the Escondido Project from the Effective Date through the termination date of the Purchase Agreement or MMC may be entitled to receive from Wellhead an amount equal to any negative EBITDA generated during the same period, as further described in the Prior 8-K. The amount of such fees payable by Wellhead to MMC or MMC to Wellhead, as applicable, may not be greater than $500,000 in connection with the Escondido Project.

Until the closing of the Asset Sale, on Wellhead's behalf, MMC will continue to collect any revenues earned and discharge any expenses incurred on the Escondido Project and therefore actual cashflows are not affected.  MMC will continue to earn full EBITDA from the Chula Vista Project until the earlier of the closing of the Asset Sale or receipt of a similar notice from Wellhead with respect to the Chula Vista Project.

A copy of the Escondido Asset Management Agreement is attached to the Prior 8-K as Exhibit 10.30. The summary of the terms of the Escondido Asset Management Agreement herein is qualified by reference to the Escondido Asset Management Agreement and the disclosure set forth in “Item 1.01 – Entry Into a Definitive Written Agreement – Transition Asset Management Agreements” of the Prior 8-K.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sale will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: approval of the Asset Sale by MMC’s stockholders; the timing of the stockholders meeting; satisfaction of various other conditions to the closing of the Asset Sale; termination of the Purchase Agreement pursuant to its terms; and the risks that are described from time to time in MMC’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and subsequent Quarterly Reports on Form 10-Q. This current report on Form 8-K speaks only as of its date, and MMC disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with stockholder approval of the Asset Sale, MMC intends to file a proxy statement and other materials with the SEC. Stockholders of MMC are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sale.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and MMC’s other filings with the SEC, may also be obtained from MMC by directing a request to Denis Gagnon, our Chief Financial Officer, at MMC Energy, Inc., 27 Broadway, Suite 960, New York, New York 10004.

MMC and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from MMC’s stockholders in favor of the Asset Sale. Information regarding MMC’s directors and executive officers is available in Amendment No. 1 to MMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on April 30, 2009.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2009	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
		Name:	Denis Gagnon
		Title:	Chief Financial Officer